UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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LAWSON SOFTWARE, INC.
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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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The below text was posted on Lawson’s employee intranet, the Globe, on May 31, 2011:

Lawson announces special meeting of stockholders scheduled for Wednesday, June 29, 2011

Today Lawson announced that it has begun mailing its definitive proxy statement regarding the merger with GGC Software Holdings, Inc., an affiliate of Golden Gate Capital and Infor.  Lawson will hold a special meeting of stockholders on Wednesday, June 29, 2011 at 10:00 Central Time to approve the merger and other items noted in the proxy.

All stockholders including employees who own Lawson shares as of May 27, 2011 are eligible to vote on the proposals and will receive their proxy materials in the mail over the next two weeks.  Lawson’s Board of Directors unanimously recommends that stockholders vote “FOR” the merger and all other proposals.

Lawson also announced today that it has received anti-trust clearance for the merger in the U.S. by the U.S. Federal Trade Commission and in Germany by German Federal Cartel Office.

The transaction is expected to close in the third calendar quarter of 2011.

Please see the press release issued today for further details. [The actual text contained a link to a press release Lawson issued on May 31, 2011.]